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                                                                  Exhibit 10.13


                           FINAL SETTLEMENT AGREEMENT
                           --------------------------

     FINAL SETTLEMENT AGREEMENT is entered into and made as of March 26, 2003 (the "Settlement Effective Date"), by and between

     SUMITOMO PHARMACEUTICALS CO. LTD., a company organized, resident and existing under the laws of Japan, with its principal place of business at 2-8, Doshomachi 2-chome, Chuo-ku, Osaka, Japan (hereinafter "SUMITOMO") and

     IDENIX B.V. (formerly known as Novirio B.V.), a company organized, resident and existing under the laws of The Netherlands, with its principal place of business at Locatellikade 1, 1076 AZ Amsterdam, The Netherlands (together with its Affiliates, hereinafter "IDENIX").

                                    RECITALS
                                    --------

     1. IDENIX and SUMITOMO are parties to a Development Agreement dated June 29, 2001 relating to the development and registration of the product referred to therein as the LdT Drug Product for indications related to the treatment of hepatitis B (the "Development Agreement").

     2. IDENIX and SUMITOMO are also parties to a Commercialization Agreement dated as of September 17, 2001 relating to the commercialization of LdT Drug Product for indications related to the treatment of hepatitis B (the "Commercialization Agreement, together with the Development Agreement are hereinafter referred to as the "Original Agreements").

     3. Pursuant to the Original Agreements, IDENIX has granted to SUMITOMO the exclusive right to commercialize LdT Drug Product in the countries of Japan, the People's Republic of China (including Hong Kong and Macau)("PRC"), the Republic of Korea ("Korea") and the Republic of China ("Taiwan")(collectively, the "Territory.").

     4. IDENIX and SUMITOMO amended the Original Agreements by the First Amendment Agreement as of October 8th, 2002 ("Amendment"), providing for return to IDENIX of rights to develop and commercialize LdT Drug Product in the PRC, Korea and Taiwan (collectively, the "Northeast Asia").

     5. SUMITOMO has then expressed its intention to terminate both of the Original Agreements and the Amendment and return to IDENIX all rights inuring to SUMITOMO incident to its execution and performance of the Original Agreements to the date of this Final Settlement Agreement.

     6. SUMITOMO proposes to transfer to IDENIX any and all rights, property or interests relating to the subject matter of the Original Agreements and the Amendment which arose incident to SUMITOMO's performance of the Original Agreements and the Amendment and render such additional assistance to be rendered in Japan to IDENIX and/or its affiliates or licensees as may reasonably be required to continue and expedite further development of LdT Drug Product in the Territory building upon work performed by the parties to date.

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     7.   Duly considering SUMITOMO's abovementioned intention to return of the
LdT Drug Product rights to IDENIX and/or its designee, IDENIX is willing to accept acquisition of such rights and termination both of the Original Agreements and the Amendment, on the terms and conditions hereinafter set forth.

     In consideration of the Recitals and the mutual covenants set forth in this Final Settlement Agreement and the Original Agreements and the Amendment, the Parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

            TERMINATION OF SUMITOMO BENEFITS FROM ORIGINAL AGREEMENTS

1.1  TERMINATION OF ALL SUMITOMO RIGHTS AND BENEFITS UNDER THE ORIGINAL
     AGREEMENTS.

Except as otherwise set forth herein, upon the Settlement Effective Date, any and all rights, benefits, obligation and liability accruing to SUMITOMO under the Original Agreements and the Amendment shall be terminated and fully extinguished, including but not limited to any benefits or rights to future payments that may have accrued incident to the First Amendment of the Original Agreements and the Amendment and reassign and vest any such rights in IDENIX as of the date of this Final Settlement Agreement. SUMITOMO hereby waives, releases and terminates any rights it may now or in future have incident to the Original Agreement and the Amendment to any additional drug candidates discovered by IDENIX.

1.2  SUMITOMO RELIEF FROM FURTHER DEVELOPMENT OBLIGATIONS

SUMITOMO hereby surrenders and/or reverts to IDENIX any rights, benefits, property or interests, and IDENIX hereby releases SUMITOMO from any obligation or liability, for the further development of the LdT Drug Product. IDENIX hereby waives irrevocably any claims against SUMITOMO arising from the development of the LdT Drug Product based upon facts in existence as of the Settlement Effective Date. Beyond the amount of potential future payments set forth in
Article II, IDENIX further releases SUMITOMO from any additional liability for any claim arising from any failure to support to be rendered by SUMITOMO to IDENIX pursuant to Article III below.

1.3  TERMINATION OF IDENIX OBLIGATIONS AND LIABILITIES.

Other than the obligations to make repayments set forth in Article II below, IDENIX shall have no obligations, liabilities nor owe any reimbursement of expenses or costs that may or have been incurred by SUMITOMO incident to Original Agreements nor shall IDENIX nor any of its licensees or affiliates owe any costs or fees which SUMITOMO may incur in the future in the course of returning all rights SUMITOMO may have as of the Settlement Effective Date with respect to the LdT Drug Product dealt with in the Original Agreements to IDENIX, including but not limited to filings with governmental agencies, inventions, data, plans, patents or other matters developed obtained or provided by SUMITOMO incident to the performance of the Original Agreements or rendering support and assistance to IDENIX or its affiliates or licensees


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

to facilitate their further development of the LdT Drug Products incident to the terms of this Final Settlement Agreement.

                                   ARTICLE II
                                   ----------

                                   REPAYMENTS

2.1 In compensation for return of the LdT Drug Product rights to IDENIX and provided that SUMITOMO has performed and continues to perform its transfer and support obligations as set forth in Article III below, IDENIX shall pay to SUMITOMO:

     2.1.1 Two Million US Dollars (US$2,000,000.00) with forty five (45) days of the Settlement Effective Date

     2.1.2 Three Million US Dollars (US$3,000,000.00) within the earlier of (i) six months after the Settlement Effective Date or (ii) thirty days after the date a sublicense agreement is executed with a Third Party for LdT Drug Product rights to Japan

2.2 In addition to the repayment stipulated in Section 2.1 above, IDENIX shall pay to SUMITOMO Five Million US Dollars (US$5,000,000.00) if and when the first commercial sale of LdT Drug Product in Japan for Hepatitis B infection occurs.

2.3 IDENIX shall use all reasonable and legal efforts to reduce tax withholding on repayments made to SUMITOMO hereunder. Notwithstanding such efforts, if IDENIX concludes that tax withholdings under the laws of any country are required with respect to payments to SUMITOMO, IDENIX may withhold the required amount and pay it to the appropriate governmental authority. In such a case, IDENIX shall promptly provide SUMITOMO with original receipts or other evidence reasonably desirable and sufficient to allow SUMITOMO to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

2.4 All payments hereunder shall be made in United States dollars by electronic bank transfer to such bank account as SUMITOMO designates.

                                  ARTICLE III
                                  -----------

                             SUPPORT AND ASSISTANCE

3.1  After the Settlement Effective Date, SUMITOMO shall:

     1. subject to the necessary consent of the relevant party or regulatory bodies, return to IDENIX or its affiliates or licensees all rights in, and transfer to IDENIX all physical embodiments of, all intellectual or industrial property, know how and materials obtained or developed by SUMITOMO on or prior to the Settlement Effective Date incident to the performance of the Original Agreements, including but not limited to the Jointly-owned Developments (as defined in the Development Agreement), any government filings, any development plans, any data or materials developed in the preparation or execution of pre-clinical or


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

          clinical plans and all correspondence written and kept in SUMITOMO's file, files or reference materials prepared or developed in the course of the performance of the Original Agreements with respect to the LdT Drug Product, provided that SUMITOMO may retain one file copy of such materials for SUMITOMO's records, all of such documents, materials, regulatory filings and contracts with third parties as the parties now believe shall be required for transfer are specified in the Exhibit A attached hereto. SUMITOMO shall make reasonable efforts to obtain such consent of the relevant party or regulatory bodies as necessary to perform the transfer of the documents or other materials pursuant to this Article 3.1 above;

     2. attend such meetings with governmental agencies in Japan and to execute such documents to be filed with governmental agencies in Japan which are necessary to be attended or executed by SUMITOMO in order to facilitate the rapid and effective transfer of any filing or work products heretofore done or held by SUMITOMO relating to LdT or other potential product rights specified in the Original Agreement, provided that scheduling of such meetings shall be discussed by SUMITOMO and IDENIX well in advance; and

     3. execute such transfers of filings, patent applications or other governmental filings relating to the matters obtained or developed by SUMITOMO, if any, in the performance of the Original Agreements as necessary IDENIX or its affiliates or licensees in its endeavors to promote development and commercialization of LdT in the Territory.

3.2 IDENIX shall submit a receipt to SUMITOMO with respect to the physical embodiments of, all intellectual or industrial property, know how and materials transferred pursuant to Article 3.1 above when IDENIX receives any of them.

3.3 SUMITOMO represents that, as of the Settlement Effective Date, to the best of its knowledge and belief SUMITOMO is unaware of the existence of any violation of or deviation from the applicable laws and regulation regarding the development of LdT Drug Product by SUMITOMO. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 3.3, SUMITOMO EXTENDS NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF PERFORMANCE, MERCHANTABILITY, INTEGRITY, CORRECTNESS AND FITNESS FOR PARTICULAR USE OR PURPOSE WITH RESPECT TO ANY DOCUMENTS OR OTHER MATERIALS. IDENIX ASSUMES ANY AND ALL RISKS AND LIABILITIES RESULTING FROM OR IN CONNECTION WITH THE USE OF THE DOCUMENTS OR OTHER MATERIALS.

3.4 SUMITOMO shall not act intentionally to damage the reputation of the LdT Drug Product with governmental agencies in Japan as is justified by the data generated by the LdT Drug Product.

                                    ARTICLE V
                                    ---------


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                       SUPERIORITY OF SETTLEMENT AGREEMENT

The terms and conditions of this Final Settlement Agreement supercede and control any terms and conditions in the Original Agreements and any Amendments thereto, contrary or inconsistent with the terms and the conditions of this Final Settlement Agreement.

                                   ARTICLE VI
                                   ----------

                           CONFIDENTIALITY AND NON-USE
                           ---------------------------

For the avoidance of any doubt, the Article VI. I of the Development Agreement shall remains in effective for five (5) years from the Settlement Effective Date against SUMITOMO with respect to the Confidential Information (as defined by the Development Agreement) of IDENIX and any information obtained through the clinical trial on LdT conducted by SUMITOMO.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS

This Final Settlement Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law provisions thereof.

     IN WITNESS WHEREOF, the Parties have executed this FINAL SETTLEMENT AGREEMENT effective as of the date first set forth above.

                                           IDENIX B.V.


Witness: /s/ illegible                     By:   /s/ Jean-Pierre Sommadossi
        --------------------------            --------------------------------
                                              Jean-Pierre Sommadossi, Ph.D.
                                              Authorized Signature

                                           Place of Signing: /s/ Boston, MA
                                                            ---------------

                                           Date of Signing:  May 6, 2003
                                                           -------------


                                           SUMITOMO PHARMACEUTICALS CO., LTD.


Witness: /s/ Hiroshi Noguchi               By:   /s/ Masaaki Yokotsuka
        --------------------------            -------------------------------
                                              Masaaki Yokotsuka
                                              President

                                           Place of Signing: /s/ Tokyo, Japan
                                                            --------------------
                                           Date of Signing:  /s/ March 26, 2003
                                                           ---------------------



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                                    EXHIBIT A

                     LIST OF AVAILABLE SUMITOMO INFORMATION
                     --------------------------------------

1.   RECORD OF ALLOCATION OF CLINICAL STUDY RELATED OPERATIONS
2.   INVESTIGATOR'S BROCHURE AND THE RELATED RECORDS
3.   PROTOCOL FOR CLINICAL TRIAL, RECORD OF ITS PREPARATION AND REVISION
4. RECORD OF SELECTION OF COMMITTEE MEMBERS, CONTRACT RESEARCH ORGANIZATION, AND CONTRACT LABORATORIES (MAY REQUIRE CONSENT FOR DISCLOSURE)
5.   RECORD OF SELECTION OF CLINICAL TRIAL SITES AND A PRINCIPAL INVESTIGATOR
6.   RECORD OF REQUESTS OF CLINICAL TRIAL AND AGREEMENT FOR CLINICAL TRIAL
7.   RECORD OF MANUFACTURING INVESTIGATIONAL DRUG
8.   RECORD OF ALLOCATION OF INVESTIGATIONAL DRUG
9.   RECORD OF PHARMACEUTICAL PREPARATION TESTS
10.  RECORD OF DISTRIBUTION OF INVESTIGATIONAL DRUG
11.  RECORD OF RETRIEVAL OF INVESTIGATIONAL DRUG
12.  RECORD OF DISPOSAL OF INVESTIGATIONAL DRUG
13.  RECORD OF MONITORING
14.  SAFETY INFORMATION
15.  CASE REPORT AND THE RELATED RECORD
16.  RECORD OF INSPECTION OF ORIGINAL DOCUMENTS
17.  RECORD OF DATA MANAGEMENT
18.  RECORD OF KEY OPEN
19.  RECORD OF STATISTICAL ANALYSIS
20.  RECORD OF CONTRACT LABORATORIES
21.  CLINICAL STUDY REPORT (INCOMPLETE)
22.  RECORD OF AUDIT (UNDER REVIEW)
23.  NOTIFICATION OF CLINICAL TRIALS
24. CONSULTATION WITH THE REGULATORY AUTHORITIES (DOCUMENTS FOR CONSULTATION AND CONSULTATION MINUTES)
25.  RECORDS OF ARRANGEMENT OF INVESTIGATIONAL DRUG
26.  RECORDS OF CLINICAL TRIAL APPLICATION IN CHINA



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